UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

000-51826	47-0956945
(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of Office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

Mercer International Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders on May 31, 2012. At this meeting, shareholders were requested to: 1) elect a board of directors; 2) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2012; and 3) approve a non-binding advisory vote on executive compensation, all of which were described in more detail in the Company’s 2012 Proxy Statement. The results of the voting on the matters submitted to the Company’s shareholders are as follows:

1.	Election of directors to hold office for the ensuring year.

All of the eight nominees for the Company’s board of directors were elected, and the voting results are set forth below:

	For	Withheld	Abstentions and Broker Non- Votes
Jimmy S.H. Lee	32,098,108	302,983	—
William D. McCartney	32,074,638	326,453	—
Graeme A. Witts	32,105,173	295,918	—
Eric Lauritzen	32,105,318	295,773	—
Guy W. Adams	32,110,543	290,548	—
James Shepherd	32,103,170	297,921	—
Bernard Picchi	32,110,030	291,061	—
Keith Purchase	32,095,918	305,173	—

2.	Appointment of Independent Auditors.

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2012 was approved and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
39,208,213	252,938	97,762	—

3.	Advisory Vote on Executive Compensation.

The non-binding resolution relating to the compensation of the Company’s named executive officers was approved and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
31,566,873	313,590	520,628	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date: June 1, 2012